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NEWS RELEASE
February 10, 1999




Scope Industries (AMEX: SCP) has agreed to purchase, through its wholly-owned subsidiary Scope Products, Inc., the bakery waste recycling business of Darling International Inc. (AMEX: DAR). The business, known as International Processing Corporation, consists of manufacturing facilities located in Georgia, Illinois, Indiana, Kansas, New Jersey, North Carolina, Ohio and Texas which process waste bakery materials into animal feed. The purchase of the bakery waste recycling business is to be an all cash purchase for $22,000,000. The transaction is expected to be completed and be effective in early April, 1999, subject to completing certain conditions including receiving appropriate regulatory approvals.




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NEWS RELEASE
For April 6, 1999


                              ACQUISITION COMPLETED


Scope Industries (AMEX: SCP) announced the completion, effective on April 4, 1999, of its purchase of all the outstanding stock of International Processing Corporation and related subsidiaries from Darling International Inc. (AMEX:
DAR).